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                                                                    EXHIBIT 10.3

                                                                    $149,500,000

                           AIMCO PROPERTIES, L.P.

                           6-1/2% CONVERTIBLE NOTE

          AIMCO Properties, L.P., a Delaware limited partnership (the "Company," which term includes any successor limited partnership), for value received, hereby promises to pay to AIMCO-LP, Inc. or registered assigns (the "Holder"), the principal sum of one hundred forty-nine million and five hundred thousand dollars ($149,500,000) on September 30, 2016, and to pay interest on said principal sum from September 30, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30, and December 31 of each year commencing December 31, 1996, at the rate of 6-1/2% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Holder.

          Reference is made to an indenture (including any and all indentures supplemental thereto, the "Indenture") dated as of November 1, 1996, duly executed and delivered between Insignia Financial Group, Inc. (together with any successors, the "Issuer") and First Union National Bank of South Carolina, as Trustee (the "Trustee"), which sets forth a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of convertible debentures specified therein (the "Convertible Debentures"). All terms used in this Note that are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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          In the event of any redemption or repurchase of any principal amount of Convertible Debentures by the Issuer, the Company shall concurrently (or immediately prior thereto) redeem an equal principal amount of this Note at a redemption price equal to the redemption price (including any accrued and unpaid interest and any premium or additional payments) payable for such Convertible Debentures.

          If any principal amount of Convertible Debentures becomes due and payable, an equal principal amount of this Note and all interest accrued thereon shall become due and payable.

          If the Issuer at any time extends the interest payment period of the Convertible Debentures, the interest payment period for this Note shall be automatically extended for the same amount of time and, at the end of such extended period, the Company shall pay all interest (including an amount equal to the Additional Payments on the Convertible Deventures) then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law) to the Holder.

          Upon the conversion of any principal amount of Convertible Debentures into shares of Class E Cumulative Preferred Stock of Apartment Investment and Management Company, an equal principal amount of this Note shall automatically be converted into a number of Class E Partnership Preferred Units of the Company equal to the number of shares that such principal amount of Convertible Debentures is converted into. Upon the conversion of any principal amount of Convertible Debentures into shares of Class A Common Stock of Apartment Investment and Management Company, an equal principal amount of this Note shall automatically be converted into a number of Partnership Common Units of the Company equal to the number of shares that such principal amount of Convertible Debentures is converted into.

          Upon conversion, no adjustment or payment will be made for interest or dividends, but if any principal amount of this Note is converted on or after the Regular Record Date for the payment of an installment of interest on the Convertible Debentures and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the Holder. No fractional units will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of this Note shall be reduced by the portion of the principal amount hereof converted into units.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE NOTE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.





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          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                         AIMCO PROPERTIES, L.P.
                         By: AIMCO-GP, INC.,
                             its General Partner

                         By:
                            --------------------------
                             Name:  Peter K. Kompaniez
                             Title: President





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                                                                      SCHEDULE A


          The original principal amount of this Note shall be $149,500,000. The following increases or decreases in the principal amount of this Note have been made:

Date of     Amount of   Amount of                       Signature of authorized
increase  increase in  decrease in  Principal amount of    officer of General
   or       principal   principal      Note following         Partner of the
decrease     amount      amount     increase or decrease          Company
--------------------------------------------------------------------------------





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